UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street
Euless, Texas 76039
(Address of principal executive offices, including ZIP code)

(817) 835-4105
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On August 1, 2018, based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of U.S. Concrete, Inc. (the “Company"), the Board appointed Susan M. Ball as a director effective August 2, 2018.

Ms. Ball was previously Executive Vice-President, CFO and Treasurer of CVR Energy, Inc. She spent 12 years with CVR Energy and has experience in finance, accounting, and tax in the context of public companies. Ms. Ball has a Bachelor of Science in Business Administration from Missouri Western State University and holds a Certified Public Accountant certificate.

There are no arrangements or understandings between Ms. Ball and any other person pursuant to which she was elected to the Board. Ms. Ball will be considered for committee appointments at future Board meetings. Ms. Ball does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‐K. Ms. Ball will receive non-employee director compensation as disclosed in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders filed with the SEC on March 29, 2018, pro-rated for the potion of the year she will serve on the Board.

On August 2, 2018, the Company issued a press release announcing Ms. Ball’s appointment to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release of U.S. Concrete, Inc. dated August 2, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: August 2, 2018	By:	/s/ John E. Kunz
John E. Kunz
Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)